FORM 8-K/A



                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549

                       AMENDMENT TO APPLICATION OR REPORT
                  Filed pursuant to Section 12, 13, or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


                         INSIGNIA FINANCIAL GROUP, INC.
               (Exact name of registrant as specified in charter)


                                 AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated February 25, 1998 and filed on March 23, 1998 as set forth in the pages attached hereto:

     Item 9 Sales of Equity Securities Pursuant to Regulation S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                        INSIGNIA FINANCIAL GROUP, INC.



                        By:    /s/Adam B. Gilbert
                        -------------------------
                               Adam B. Gilbert
                               General Counsel












DATE:  April 1, 1998

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Item 7.  Financial Statements and Exhibits

         (c)    Exhibits

                    Reference  is made to Form 8-K Item 7(c) dated  February 25,
               1998 and filed March 23, 1998 for a list of exhibits which are incorporated herein by reference.

Item 9.  Sales of Equity Securities Pursuant to Regulation S

     In exchange for 100% of the stock of Richard Ellis, on March 3, 1998 the Company issued 617,731 shares of its Class A Common Stock and assumed options to purchase on or before the seventh anniversary of the date of grant, up to 855,849 shares of its Class A Common Stock at a price of $9.6146 per share under the Richard Ellis Group Limited 1997 Unapproved Share Option Scheme, together valued at approximately $24 million. The remainder of the consideration paid, or to be paid, by Insignia included cash, loan notes and a contingent payment which is dependent upon the future performance of Richard Ellis.

     The shares of Class A Common Stock were issued to the existing stockholders of Richard Ellis (other than to holders of B Ordinary Shares of Richard Ellis), none of whom were U.S. Persons (as defined in Rule 902 promulgated under the Securities Act of 1933, as amended). The Company issued such securities in reliance upon Rule 903 promulgated under the Securities Act of 1933, as amended. Pursuant to the requirements of The Securities and Futures Authority Limited in England, the offer to acquire the Richard Ellis shares was made by Lehman Brothers International (Europe), on behalf of the Company.